UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

2201 4th Avenue North, Birmingham, Alabama 35203
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 2 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement
On August 31, 2017, Infinity Property and Casualty Corporation (the “Company”) and Infinity Insurance Company, a wholly-owned subsidiary of the Company (“IIC” and together with the Company, the “Borrower”), entered into the second amended and restated credit agreement (the “Second A&R Agreement”) with Regions Bank (the “Lender”). The Second A&R Agreement amends and restates the terms of the amended and restated credit agreement (the “Original Agreement”), dated August 31, 2008, by and between the Company and the Lender, the terms of the first amendment to amended and restated credit agreement (the “First Amendment”), dated August 31, 2011, by and between the Company and the Lender, and the terms of the second amendment to amended and restated credit agreement (the “Second Amendment,” and together with the Original Agreement, First Amendment, and Second A&R Agreement, the “Credit Agreement”), dated August 20, 2014, by and between the Borrower and the Lender. The Credit Agreement provides the Borrower with an unsecured revolving credit facility (the “Facility”) having a maximum facility amount of $50,000,000.
The Second A&R Agreement amends the terms of the Credit Agreement by, among other things, extending the term of the Credit Agreement to August 31, 2020. The foregoing summary is not intended to be comprehensive and is qualified in its entirety by the full text of the Second A&R Agreement, a copy of which is attached hereto as Exhibit 10, incorporated by reference as if fully set forth herein.
Item 9.01 Financial Statements and Exhibits
 (d) Exhibits

Exhibit Number	Description
10
Second Amended and Restated Credit Agreement, dated as of August 31, 2017, by and between Infinity Property and Casualty Corporation and Infinity Insurance Company (as the “Borrower”) and Regions Bank (as the “Lender”).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
INFINITY PROPERTY AND CASUALTY
            CORPORATION

BY:    /s/ Samuel J. Simon
Samuel J. Simon
President and General Counsel

September 6, 2017